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SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

AMENDMENT NO. 1
to
FORM 10

GENERAL FORM FOR REGISTRATION OF SECURITIES
Pursuant to Section 12(b) or 12(g) of the Securities Exchange Act of 1934

CIMAREX ENERGY CO.
(Exact name of registrant as specified in its charter)

DELAWARE (State of incorporation or other jurisdiction of incorporation or organization)	45-0466694 (IRS Employer Identification No.)
1579 East 21st Street, Tulsa, OK (Address of Principal Executive Offices)	74114 (Zip Code)

(918) 742-5531
Registrant's telephone number, including area code

Securities to be registered pursuant to Section 12(b) of the Act:

Title Of Each Class To Be So Registered	Name Of Exchange On Which Each Class Is To Be Registered
Common Stock, par value $.01 per share	New York Stock Exchange, Inc.
Series A Junior Participating Preferred Stock Purchase Rights	New York Stock Exchange, Inc.

Securities to be registered pursuant to Section 12(g) of the Act:

None
(TITLE OF CLASS)

CIMAREX ENERGY CO.

I. INFORMATION INCLUDED IN INFORMATION STATEMENT AND INCORPORATED IN REGISTRATION STATEMENT ON FORM 10 BY REFERENCE

        CROSS-REFERENCE SHEET BETWEEN INFORMATION STATEMENT AND ITEMS OF FORM 10

        Our information statement may be found as Exhibit 99.1 to this Form 10. For your convenience, we have provided below a cross-reference sheet identifying where the items required by Form 10 can be found in the information statement.

ITEM NO.	ITEM CAPTION	LOCATION IN INFORMATION STATEMENT
1	Business	"Summary"; "Summary Selected Historical and Pro Forma Financial Data"; "Cimarex" and "Where You Can Find More Information"
2	Financial Information	"Summary Selected Historical and Pro Forma Financial Data"; "Cimarex—Management's Discussion and Analysis of Cimarex"; "Unaudited Pro Forma Combined Condensed Financial Information"; and "Cimarex Energy Co. Consolidated Financial Statements" and notes thereto
3	Properties	"Cimarex"
4	Security Ownership of Certain Beneficial Owners and Management	"Management of Cimarex—Security Ownership of Certain Beneficial Owners and Management"
5	Directors and Executive Officers	"Management of Cimarex"
6	Executive Compensation	"Management of Cimarex"
7	Certain Relationships and Related Transactions	"Ancillary Agreements—Employee Benefits Agreement"; "Management of Cimarex—Executive Compensation"; "Management of Cimarex—Employment Agreements and Change in Control Arrangements with Named Executive Officers"; "Management of Cimarex—Interests of Certain Key and Cimarex Directors and Executive Officers in the Merger"
8	Legal Proceedings	"Cimarex—Regulatory Controls"
9	Market Price of and Dividends on the Registrant's Common Equity and Related Stockholder Matters	"Summary"; "Summary Selected Historical and Pro Forma Financial Data"; "Risk Factors"; "The Merger—Listing and Trading of Cimarex Common Stock"; "Management of Cimarex—Interests of Certain Key and Cimarex Directors and Executive Officers in the Merger"; "Security Ownership of Certain Beneficial Owners and Management"
10	Recent Sales of Unregistered Securities	Not applicable.
11	Description of Registrant's Securities to be Registered	"Description of Cimarex Capital Stock"
12	Indemnification of Directors and Officers	"Management of Cimarex—Officer and Director Indemnification"; "Management of Cimarex—Interests of Certain Key and Cimarex Directors and Executive Officers in the Merger"

13	Financial Statements and Supplementary Data	"Summary Selected Historical and Pro Forma Financial Data"; "Cimarex—Management's Discussion and Analysis of Cimarex"; "Unaudited Pro Forma Combined Condensed Financial Information"; and "Cimarex Energy Co. Consolidated Financial Statements" and notes thereto

II. INFORMATION NOT INCLUDED IN INFORMATION STATEMENT

ITEM 10. RECENT SALES OF UNREGISTERED SECURITIES.

        We were incorporated under the laws of the State of Delaware under the name "Helmerich & Payne Exploration and Production Co." on February 14, 2002. Helmerich & Payne Exploration and Production Co. issued 100 shares of its common stock, par value $.01 per share, to Helmerich & Payne, Inc., a Delaware corporation, in consideration of a capital contribution of the aggregate par value of the shares by Helmerich & Payne, Inc. Such issuance was exempt from registration under the Securities Act of 1933, as amended, pursuant to Section 4(2) thereof because such issuance did not involve any public offering of securities. As of April 4, 2002, our name was changed to "Cimarex Energy Co."

ITEM 14. CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE.

        None.

ITEM 15. FINANCIAL STATEMENTS AND EXHIBITS.

  (a)
  Financial Statements:

        The following is a list of financial statements included in the information statement and filed as part of this Registration Statement on Form 10:

    (1)
    Summary Selected Historical and Pro Forma Financial Data

    (A)
    Selected Consolidated Financial Data of Key Production Company, Inc.

    (B)
    Selected Consolidated Financial Data of Cimarex Energy Co.

    (C)
    Selected Unaudited Combined Condensed Pro Forma Financial Data of Cimarex Energy Co.

    (2)
    Unaudited Pro Forma Combined Condensed Financial Information of Cimarex Energy Co.

    (A)
    Unaudited Pro Forma Combined Condensed Balance Sheet as of June 30, 2002

    (B)
    Unaudited Pro Forma Combined Condensed Statement of Operations for the nine months ended June 30, 2002

    (C)
    Unaudited Pro Forma Combined Condensed Statement of Operations for the year ended September 30, 2001

    (3)
    Cimarex Energy Co. Consolidated Financial Statements

    (A)
    Consolidated Statements of Operations for the nine months ended June 30, 2002 and 2001 and for the years ended September 30, 2001, 2000 and 1999

    (B)
    Consolidated Balance Sheets as of June 30, 2002 and September 30, 2001 and 2000

      (C)
      Consolidated Statements of Cash Flows for the nine months ended June 30, 2002 and 2001 and for the years ended September 30, 2001, 2000 and 1999

      (D)
      Consolidated Statements of Shareholder's Equity for the nine months ended June 30, 2002 and for the years ended September 30, 2001, 2000 and 1999

      (E)
      Notes to Consolidated Financial Statements

  (b)
  Exhibits:

EXHIBIT NUMBER	DESCRIPTION OF EXHIBITS
2.1	Agreement and Plan of Merger, dated as of February 23, 2002, among Helmerich & Payne, Inc., Cimarex Energy Co., Mountain Acquisition Co. and Key Production Company, Inc. (filed as Exhibit 2.1 to the Registration Statement on Form S-4 dated May 9, 2002 (Registration No. 333-87948) and incorporated herein by reference)
3.1	Certificate of Incorporation of Cimarex Energy Co. (filed as Exhibit 3.1 to the Registration Statement on Form S-4 dated May 9, 2002 (Registration No. 333-87948) and incorporated herein by reference)
3.2	By-laws of Cimarex Energy Co. (filed as Exhibit 3.2 to dated May 9, 2002 the Registration Statement on Form S-4 (Registration No. 333-87948) and incorporated herein by reference)
4.1
Specimen Certificate of Cimarex Energy Co. common stock (filed as Exhibit 4.1 to Amendment No. 1 to Registration Statement on Form S-4 dated July 2, 2002 (Registration No. 333-87948) and incorporated herein by reference)
4.2
Rights Agreement, dated as of February 23, 2002, by and between Cimarex Energy Co. and UMB Bank, N.A. (filed as Exhibit 4.2 to dated May 9, 2002 the Registration Statement on Form S-4 (Registration No. 333-87948) and incorporated herein by reference)
10.1
Distribution Agreement, dated as of February 23, 2002, by and between Helmerich & Payne, Inc. and Cimarex Energy Co. (filed as Exhibit 10.1 to the Registration Statement on Form S-4 dated May 9, 2002 (Registration No. 333-87948) and incorporated herein by reference)
10.2
Tax Sharing Agreement, dated as of February 23, 2002, by and between Helmerich & Payne, Inc. and Cimarex Energy Co. (filed as Exhibit 10.2 to the Registration Statement on Form S-4 dated May 9, 2002 (Registration No. 333-87948) and incorporated herein by reference)
10.3
Employee Benefits Agreement, dated as of February 23, 2002, by and between Helmerich & Payne, Inc. and Cimarex Energy Co. (filed as Exhibit 10.3 to the Registration Statement on Form S-4 dated May 9, 2002 (Registration No. 333-87948) and incorporated herein by reference)
10.4
First Amendment to Employee Benefits Agreement, dated August 2, 2002, by and among Helmerich & Payne, Inc., Cimarex Energy Co. and Key Production Company, Inc. (filed as Exhibit 10.3.1 to Amendment No. 2 to the Registration Statement on Form S-4 dated August 2, 2002 (Registration No. 333-87948) and incorporated herein by reference)
10.5
Employment Agreement, dated September 1, 1992, by and between F.H. Merelli and Key Production Company, Inc. (filed as Exhibit 10.5 to the Registration Statement on Form S-4 dated May 9, 2002 (Registration No. 333-87948) and incorporated herein by reference)

10.6
Employment Agreement, dated September 7, 1999, by and between Paul Korus and Key Production Company, Inc. (filed as Exhibit 10.6 to the Registration Statement on Form S-4 dated May 9, 2002 (Registration No. 333-87948) and incorporated herein by reference)
10.7
Employment Agreement, dated October 25, 1993, by and between Thomas E. Jorden and Key Production Company, Inc. (filed as Exhibit 10.7 to the Registration Statement on Form S-4 dated May 9, 2002 (Registration No. 333-87948) and incorporated herein by reference)
10.8
Employment Agreement, dated February 2, 1994, by and between Stephen P. Bell and Key Production Company, Inc. (filed as Exhibit 10.8 to the Registration Statement on Form S-4 dated May 9, 2002 (Registration No. 333-87948) and incorporated herein by reference)
10.9
Employment Agreement, dated March 11, 1994, by and between Joseph R. Albi and Key Production Company, Inc. (filed as Exhibit 10.9 to the Registration Statement on Form S-4 dated May 9, 2002 (Registration No. 333-87948) and incorporated herein by reference)
10.10
Change of Control Agreement, dated April 11, 2002, by and between Steven R. Shaw and Helmerich & Payne, Inc. (filed as Exhibit 10.10 to the Registration Statement on Form S-4 dated May 9, 2002 (Registration No. 333-87948) and incorporated herein by reference)
10.11
Key Production Company, Inc. Income Continuance Plan, dated effective June 1, 1994 (incorporated by reference to Exhibit 10.18 to Key Production Company, Inc.'s Form 10-K for the fiscal year ended December 31, 1992, file no. 0-17162)
10.12
Employment Agreement, dated March 20, 2002, by and between David Honeyfield and Key Production Company, Inc. (filed as Exhibit 10.12 to Amendment No. 1 to Registration Statement on Form S-4 dated July 2, 2002 (Registration No. 333-87948) and incorporated herein by reference)
21.1	Subsidiaries of the Registrant (filed as Exhibit 21.1 to the Registration Statement on Form S-4 dated May 9, 2002 (Registration No. 333-87948) and incorporated herein by reference
99.1	Cimarex Energy Co. Information Statement, dated September 30, 2002

SIGNATURE

        Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: September 23, 2002	CIMAREX ENERGY CO.
	By:	/s/ STEVEN R. MACKEY
Steven R. Mackey Vice President and Secretary

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CIMAREX ENERGY CO.
  ITEM 10. RECENT SALES OF UNREGISTERED SECURITIES.
  ITEM 14. CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE.
  ITEM 15. FINANCIAL STATEMENTS AND EXHIBITS.
SIGNATURE